As filed with the Securities and Exchange Commission on January 22, 2003
                                                 Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             _______________________

                        FELCOR LODGING TRUST INCORPORATED
             (Exact name of registrant as specified in its charter)


               Maryland                                    75-2541756
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                     Identification No.)

545 E. John Carpenter Frwy., Suite 1300, Irving, Texas     75062-3933
     (Address of Principal Executive Offices)              (Zip Code)

  FelCor Lodging Trust Incorporated 2001 Restricted Stock and Stock Option Plan
                            (Full title of the plan)
                             _______________________

                              Lawrence D. Robinson
                  Executive Vice President and General Counsel
                        FelCor Lodging Trust Incorporated
                     545 E. John Carpenter Frwy., Suite 1300
                            Irving, Texas 75062-3933
                     (Name and address of agent for service)
                                 (972) 444-4900
          (Telephone number, including area code, of agent for service)
                             _______________________
                                    Copy to:
                                Robert W. Dockery
                              Jenkens & Gilchrist,
                           A Professional Corporation
                          1445 Ross Avenue, Suite 3200
                            Dallas, Texas 75202-2799
                             _______________________


                                               CALCULATION OF REGISTRATION FEE


                                                         Proposed Maximum          Proposed Maximum
    Title of Securities          Amount to be             Offering Price          Aggregate Offering             Amount of
     to be Registered            Registered(1)           Per Share (2)(3)            Price (2)(3)             Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
       Common Stock                 750,000                     100%                  $ 8,422,500               $ 775 (4)
===================================================================================================================================

(1) Shares reserved for issuance under the FelCor Lodging Trust Incorporated 2001 Restricted Stock and Stock Option Plan (the "Plan"). Pursuant to Rule 416, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)   Estimated solely for the purpose of calculating the registration fee.
(3) Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933. Accordingly, the price per share of the common stock offered hereunder pursuant to the Plan is based on 750,000 shares reserved for issuance under the Plan at a price per share of $11.23, which is the average of the high and low prices of the common stock reported on the New York Stock Exchange as of January 17, 2003, which is a date within five business days prior to the date of filing this Registration Statement.
(4) Pursuant to Rule 457(p), the registration fee of $775 is offset against filing fees previously paid in connection with the Form S-4 (file no. 333-62510), filed on June 7, 2001 by FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership and subsequently withdrawn on September 28, 2001.

                                     PART I

Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*

      *Information required by Part I of Form S-8 (Items 1 and 2) to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, or the Securities Act, and the Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

      FelCor Lodging Trust Incorporated, formerly known as FelCor Suites Hotels, Inc., or the Company, hereby incorporates by reference in this Registration Statement the following documents previously filed by the Company with the Securities and Exchange Commission, or the Commission:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2001.

      (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

      (3) The Company's Current Report on Form 8-K dated April 1, 2002 and filed with the Commission on April 4, 2002.

      (4) The Company's Current Report on Form 8-K dated June 17, 2002 and filed with the Commission on July 1, 2002.

      (5) The Company's Current Report on Form 8-K dated August 12, 2002 and filed with the Commission on August 13, 2002.

      (6) The Company's Current Report on Form 8-K dated and filed with the Commission on August 14, 2002.

      (7) The Company's Current Report on Form 8-K dated December 20, 2002 and filed with the Commission on December 23, 2002.

      (8) The description of the Company's common stock contained in the Company's registration statement on Form 8-A filed with the Commission, including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

      Any statement contained herein, or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.  Indemnification of Directors and Officers.

      The charter of the Company, generally, limits the liability of the Company's directors and officers to the Company and the shareholders for money damages to the fullest extent permitted from time to time by the laws of the State of Maryland. The Maryland General Corporation Law, or MGCL, authorizes Maryland corporations to limit the liability of directors and officers to the corporation and its shareholders for money damages except: (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit actually received or (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

      The charter also provides, generally, for the indemnification of, and advance of expense on behalf of, directors and officers, among others, to the fullest extent permitted by Maryland law. The MGCL authorizes Maryland corporations to indemnify present and past directors and officers of the corporation or of another corporation for which they serve at the request of the corporation against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in respect of which the person is adjudicated to be liable to the corporation), in which they are made parties by reason of being or having been directors or officers, unless it is proved that (i) the act or omission of the person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the person actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. The MGCL also provides that, unless limited by the corporation's charter, a corporation shall indemnify present and past directors and officers of the corporation who are successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against reasonable expenses (including attorneys' fees) incurred in connection with the proceeding. The Company's charter does not limit the extent of this indemnity.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

      The Company may purchase director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above. The MGCL authorizes Maryland corporations to purchase and maintain insurance for former or existing directors or officers of the corporation against any liability assisted against and incurred by such person in that capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the MGCL. The Company's charter does not limit this authority to obtain insurance.

Item 7.  Exemption from Registration Claimed.

      Not Applicable.

Item 8.  Exhibits.

      (a) Exhibits.

                  The following documents are filed as a part of this registration statement.

         Exhibit              Description of Exhibit
         -------              ----------------------

         4.1 Articles of Amendment and Restatement dated June 22, 1995, amending and restating the Charter of FelCor Lodging Trust Incorporated ("FelCor"), as amended or supplemented by Articles of Merger dated June 23, 1995, Articles Supplementary dated April 30, 1996, Articles of Amendment dated August 8, 1996, Articles of Amendment dated June 16, 1997, Articles of Amendment dated October 30, 1997, Articles Supplementary dated May 6, 1998, Articles of Merger and Articles of Amendment dated July 27, 1998, and Certificate of Correction dated March 11, 1999 (filed as Exhibit 3.1 to FelCor's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference).

         4.1.1 Certificate of Correction to the Articles of Merger between FelCor and Bristol Hotel Company, dated August 31, 1999 (filed as Exhibit 3.1.1 to FelCor's Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference).

         4.2 Bylaws of FelCor, as amended (filed as Exhibit 3.2 to FelCor's Registration Statement on Form S-11 (file no. 333-98332) and incorporated herein by reference).

         5.1*     Opinion of Jenkens & Gilchrist, a Professional Corporation.

         23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto).

         23.2*    Consent of PricewaterhouseCoopers LLP

         24.1* Powers of Attorney (included with signature page of this Registration Statement)

_____
* Filed herewith.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on January 22, 2003:


                                       FELCOR LODGING TRUST INCORPORATED
                                       a Maryland corporation


                                       By: /s/ Lawrence D. Robinson
                                          --------------------------------------
                                          Lawrence D. Robinson
                                          Executive Vice President and General
                                          Counsel

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Thomas J. Corcoran, Jr. and Lawrence D. Robinson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                            Capacity                                   Date
---------                                            --------                                   ----



--------------------------------            Chairman of the Board and Director          January __, 2003
Donald J. McNamara


/s/ Thomas J. Corcoran, Jr.
--------------------------------            President and Chief Executive               January 22, 2003
Thomas J. Corcoran, Jr.                     Officer and Director


/s/ Richard J. O'Brien
--------------------------------            Executive Vice President and Chief          January 22, 2003
Richard J. O'Brien                          Financial Officer (Principal Financial
                                            Officer)

/s/ Lester C. Johnson
--------------------------------            Senior Vice President and Controller        January 22, 2003
Lester C. Johnson                           (Principal Accounting Officer)


/s/ Richard S. Ellwood
--------------------------------            Director                                    January 22, 2003
Richard S. Ellwood


/s/ Richard O. Jacobson
--------------------------------            Director                                    January 22, 2003
Richard O. Jacobson



--------------------------------            Director                                    January __, 2003
Charles A. Ledsinger, Jr.


/s/ Robert H. Lutz, Jr.
--------------------------------            Director                                    January 22, 2003
Robert H. Lutz, Jr.


/s/ Robert A. Mathewson
--------------------------------            Director                                    January 22, 2003
Robert A. Mathewson



--------------------------------            Director                                    January __, 2003
Richard C. North


/s/ Michael D. Rose
--------------------------------            Director                                    January 22, 2003
Michael D. Rose


/s/ Melinda J. Bush
--------------------------------            Director                                    January 22, 2003
Melinda J. Bush


                                INDEX TO EXHIBITS


         Exhibit           Description of Exhibit

         4.1 Articles of Amendment and Restatement dated June 22, 1995, amending and restating the Charter of FelCor Lodging Trust Incorporated ("FelCor"), as amended or supplemented by Articles of Merger dated June 23, 1995, Articles Supplementary dated April 30, 1996, Articles of Amendment dated August 8, 1996, Articles of Amendment dated June 16, 1997, Articles of Amendment dated October 30, 1997, Articles Supplementary dated May 6, 1998, Articles of Merger and Articles of Amendment dated July 27, 1998, and Certificate of Correction dated March 11, 1999 (filed as Exhibit 3.1 to FelCor's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference).

         4.1.1 Certificate of Correction to the Articles of Merger between FelCor and Bristol Hotel Company, dated August 31, 1999 (filed as Exhibit 3.1.1 to FelCor's Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference).

         4.2 Bylaws of FelCor, as amended (filed as Exhibit 3.2 to FelCor's Registration Statement on Form S-11 (file no. 333-98332) and incorporated herein by reference).

         5.1*     Opinion of Jenkens & Gilchrist, a Professional Corporation.

         23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto).

         23.2*    Consent of PricewaterhouseCoopers LLP

         24.1* Powers of Attorney (included with signature page of this Registration Statement)

_____
* Filed herewith.